  EXHIBIT 23.1

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference into Registration Statement No. 333‑172824 on Form S‑8 of our report dated November 22, 2017, relating to the 2017 and 2016 consolidated financial statements of SolarWindow Technologies, Inc. and Subsidiaries ("the Company"), appearing in the Annual Report on Form 10‑K of the Company for the year ended August 31, 2018.

/S/ PETERSON SULLIVAN LLP

Seattle, Washington

November 29, 2018